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Broadway & Seymour, Inc.
Form 10-Q for the Three Months Ended March 31, 1996



                            BROADWAY & SEYMOUR, INC.                EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE
                (In thousands, except share and per share data)
                                  (Unaudited)


                                                            Three months ended
                                                       ---------------------------
                                                          Mar. 31,      Mar. 31,
                                                           1996          1995
                                                       -----------    ------------
Net income (loss)                                     ($       835)   $        668
                                                       ===========    ============

PRIMARY EARNINGS PER SHARE:
    Weighted average common shares outstanding               8,895           8,428

    Reduction from effect of treasury stock                    (39)            (39)

    Addition from assumed exercise of stock options                            483

    Addition from assumed stock bonus awards                                    14
                                                       -----------    ------------

    Weighted average common and common equivalent
        shares outstanding                                   8,856           8,886
                                                       ===========    ============

    Net income (loss) per common and common
        equivalent share                              ($      0.09)   $       0.08
                                                       ===========    ============

FULLY DILUTED EARNINGS PER SHARE:
    Weighted average common shares outstanding               8,895           8,428

    Reduction from effect of treasury stock                    (39)            (39)

    Addition from assumed exercise of stock options                            483

    Addition from assumed stock bonus awards                                    14

    Addition from assumed participation in employee
      stock purchase plan                                                        3
                                                       -----------    ------------
    Weighted average common and common equivalent
        shares outstanding                                   8,856           8,889
                                                       ===========    ============

    Net income (loss) per common and common
        equivalent share                              ($      0.09)   $       0.08
                                                       ===========    ============



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